EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Twinlab Consolidated Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kyle Casey, Interim Chief Financial Officer, certify, pursuant to 18 U.S.C. s.s. 1350, as adopted pursuant to s.s. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 18, 2019	/s/ Kyle Casey
Kyle Casey
Interim Chief Financial Officer*

*As Interim Chief Financial Officer, Mr. Casey is performing the functions of a principal executive officer and principal financial officer.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Twinlab Consolidated Holdings, Inc. and will be retained by Twinlab Consolidated Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.